UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2015

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Annual Bonus Plan

On December 2, 2015, the Compensation Committee (the Compensation Committee) of the Board of Directors (the Board) of PDL BioPharma, Inc. (the Company) evaluated the Company’s performance against the 2015 corporate performance goals established for the Company’s Amended and Restated 2015 Annual Bonus Plan (the “2015 Annual Bonus Plan”) as set forth below:

2015 Corporate Goal	Weight
Purchase and Management of Income Generating Assets	70%
Financing	30%
Total	100%

Following this review, the Compensation Committee determined, and the Board later ratified, that 90% of the 2015 corporate performance goals established for the Company’s 2015 Annual Bonus Plan were achieved.

The Compensation Committee also reviewed for each of the Company’s named executive officers (other than Mr. McLaughlin whose annual bonus is based solely upon achievement of the corporate performance goals described above), the level of achievement of each named executive officer’s 2015 individual goals established for the Company’s 2015 Annual Bonus Plan and made the following determinations:

●	Mr. Stone achieved 145%;

●	Mr. Garcia achieved 140%;

●	Mr. Hart achieved 143%; and

●	Mr. Kryszak achieved 145%.

Based on the foregoing and under the terms of the 2015 Annual Bonus Plan, the Compensation Committee approved, and the Board later ratified, the bonuses set forth in the chart below for each of the Company’s named executive officers:

Name	Title	2015 Annual Bonus Plan Bonus
John P. McLaughlin	President and Chief Executive Officer	$663,832
Christopher Stone	Vice President, General Counsel and Secretary	$333,219
Peter Garcia	Vice President and Chief Financial Officer	$321,159
Danny Hart	Vice President, Business Development	$287,138
Nathan Kryszak	Senior Counsel and Assistant Secretary	$132,242

2014/2018 Long-Term Incentive Plan

On December 2, 2014, the Compensation Committee evaluated the Company’s performance against a performance goal of the amount of cash deployed in the Company’s income generating asset acquisitions that was established by the Compensation Committee for the long-term incentive plan to compensate, retain and incentivize its named executive officers (the 2014/2018 LTIP) for the initial vesting period of 2014 and 2015 (the “Initial Vesting Period”)

Under the 2014/2018 LTIP, each executive officer is eligible for awards consisting of (i) restricted stock and (ii) a cash payment. With respect to the Initial Vesting Period, 50% of the amounts awardable under the 2014/2018 LTIP will vest on December 12, 2015 and will be paid to the named executive officers shortly thereafter. The target cash payment is adjustable at the discretion of the Compensation Committee.

Following its review, the Compensation Committee determined, and the Board later ratified, that, based on the Company’s surpassing the performance goal for the Initial Vesting Period, that the award would be paid at 1.28 times the target award. Based on the foregoing, the cash and restricted stock awards for each of the Company’s named executive officers for the Initial Vesting Period are set forth in the chart below:

Name	Title	2014/2018 LTIP Cash Payment	2014/2018 LTIP Value of Restricted Stock
John P. McLaughlin	President and Chief Executive Officer	$1,470,202	$492,255
Christopher Stone	Vice President, General Counsel and Secretary	$376,768	$126,150
Peter Garcia	Vice President and Chief Financial Officer	$373,774	$125,147
Danny Hart	Vice President, Business Development	$324,800	$108,750
Nathan Kryszak	Senior Counsel and Assistant Secretary	$190,848	$63,900

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BioPharma, inc. (Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated: December 8, 2015